National General Holdings Corp. Reports 2018 Results

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Fourth quarter 2018 net income of $17.3 million compared to net loss of $9.9 million in the fourth quarter of 2017. Year ended 2018 net income was $174.9 million compared to $74.3 million in the year ended 2017.

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Fourth quarter 2018 net income per diluted share of $0.16 compared to net loss per diluted share of $0.09 in the fourth quarter of 2017. Year ended 2018 net income per diluted share was $1.59 compared to $0.68 in the year ended 2017.

•
Fourth quarter 2018 operating earnings (non-GAAP)(1) was $33.6 million compared to $30.0 million in the fourth quarter of 2017. Year ended 2018 operating earnings (non-GAAP)(1) was $231.5 million compared to $118.1 million in the year ended 2017.

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Fourth quarter 2018 operating earnings per share (non-GAAP)(1) was $0.30 compared to $0.28 in the fourth quarter of 2017. Year ended 2018 operating earnings per share (non-GAAP)(1) was $2.09 compared to $1.09 in the year ended 2017.

NEW YORK, February 25, 2019 (GLOBE NEWSWIRE) - National General Holdings Corp. (Nasdaq:NGHC) reported fourth quarter and full year 2018 results, highlighting the strength of the well-diversified, niche portfolio.

Fourth Quarter 2018 Highlights Versus Fourth Quarter 2017*

•	Gross written premium grew $108.5 million or 10.2% to $1,175.7 million, driven by continued organic growth in our P&C segment of 8.8% and in our A&H segment of 19.2%.

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In the fourth quarter, our homeowners’ product experienced organic growth of 17.8% driven by continued growth from strategic partnerships and the expansion in our high net worth product offering. Our personal auto product experienced organic growth of 7.8% driven by rate increases and PIF growth.

•
The overall combined ratio(9,13) was 95.9% in the fourth quarter compared to 96.9% in the prior year’s quarter and 92.6% for the full year compared to 96.1% in 2017, excluding non-cash impairment of goodwill and amortization of intangible assets. The P&C segment reported an increase in combined ratio to 100.5% from 98.2% in the prior year’s quarter. The combined ratio includes $59.0 million of losses, or 7.9 P&C loss ratio points, primarily related to Hurricane Michael and November California Fires in the fourth quarter 2018, compared to $52.9 million of losses, or 7.5 P&C loss ratio points, from events in the fourth quarter 2017. The A&H segment reported a combined ratio of 73.6% compared to 89.9% in the prior year’s quarter with the decrease driven by strong operating results in our small group self-funded and individual products.

•	Service and fee income grew 11.0% to $162.2 million, driven by organic growth in both our Accident & Health and Property & Casualty segments.

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Shareholders’ equity was $2.22 billion and fully diluted book value per share was $15.25 at December 31, 2018, growth of 15.2% and 10.0%, respectively, from December 31, 2017. Our trailing twelve month operating return on average equity (ROE)(14) was 14.6% as of December 31, 2018. In November we completed a 5.75 million share secondary common stock offering.

•
Fourth quarter 2018 operating earnings (non-GAAP)(1) exclude the following items, net of tax: $7.9 million or $0.07 per share of estimated litigation resolution expense, $6.3 million or $0.06 per share of non-cash amortization of intangible assets and $3.7 million or $0.03 per share of net loss on investments.

Barry Karfunkel, National General’s CEO, stated: “I’m pleased to report a year of record earnings for National General despite continued elevated catastrophe losses for the industry. Our diversified approach to niche areas in personal lines insurance is paying dividends, with strength in our Accident and Health segment driving an increasing share of underwriting income. In the quarter, we entered into an agreement to acquire National Farmers Union Insurance. This acquisition brings new competencies to National General through geographic diversification as well as a new distribution partner with the National Farmers Union. I think the strength of the platform that we have built since National General’s founding was evident this year, and I expect it to drive continued out-performance in the coming years.”

Overview of Fourth Quarter 2018 as Compared to Fourth Quarter 2017 by Segment

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Property & Casualty - Gross written premium grew by 8.8% to $1,012.1 million, net written premium increased by 6.3% to $716.4 million, and net earned premium increased by 5.4% to $747.5 million. P&C gross written premium growth was primarily driven by organic growth of 17.8% from our homeowners’ product and 7.8% from our personal auto product. Service and fee income grew 11.6% to $110.8 million. Excluding non-cash impairment of goodwill and amortization of intangible assets, the combined ratio(9,13) was 100.5% with a loss ratio of 79.6% and an expense ratio(9,12) of 20.9%, versus a prior year combined ratio of 98.2% with a loss ratio of 76.9% and an expense ratio of 21.3%. The loss ratio was impacted by pre-tax catastrophe losses of approximately $59.0 million primarily related to Hurricane Michael and November California Fires in the fourth quarter 2018.

•
Accident & Health - Gross written premium grew by 19.2% to $163.5 million, net written premium grew by 11.6% to $140.4 million, and net earned premium grew by 12.9% to $151.0 million. The A&H gross written premium increase was driven by the continued growth across the entire book. Service and fee income was $51.4 million compared to $46.8 million in the prior year’s quarter. Excluding non-cash impairment of goodwill and amortization of intangible assets, the combined ratio(9,13) was 73.6% with a loss ratio of 45.7% and an expense ratio(9,12) of 27.9%, versus a prior year combined ratio of 89.9% with a loss ratio of 59.9% and an expense ratio of 30.0%. The loss ratio reflects continued strong performance in both small group self-funded and individual products.

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Reciprocal Exchanges - Results for the Reciprocal Exchanges are not included in net income available to NGHC common stockholders. Gross written premium was $111.9 million, net written premium was $51.3 million, and net earned premium was $45.8 million. Reciprocal Exchanges combined ratio(9,13) excluding non-cash amortization of intangible assets was 105.8% with a loss ratio of 79.3% and an expense ratio(9,12) of 26.5%.

Fourth quarter 2018 investment income grew to $37.7 million, compared to $20.6 million in the fourth quarter of 2017, with the increase primarily driven by an improvement in the book yield, increased income from our remaining minority interest life settlement investment and increased investment of cash. Total investments and cash and cash equivalents (including restricted cash) were $4.2 billion as of December 31, 2018. Accumulated other comprehensive income (loss) increased to a $52.1 million loss at December 31, 2018 from a $8.1 million loss at December 31, 2017, primarily due to the impact of higher interest rates which negatively impacted bond valuations.

Interest expense was $12.7 million, up from $12.5 million in the prior year’s quarter. Debt was $675.4 million at December 31, 2018, down from $713.7 million at December 31, 2017.

The fourth quarter of 2018 provision for income taxes was $12.6 million and the effective tax rate for the quarter was 32.5% compared with income taxes of $24.8 million and an effective rate of 81.9% in the fourth quarter of 2017, which was impacted by the re-evaluation of our deferred tax asset related to the Tax Cuts and Jobs Act. The effective tax rate for the year ended December 31, 2018 was 21.6%.

Shareholders’ equity was $2,220.8 million at December 31, 2018, growth of 15.2% from $1,928.6 million at December 31, 2017. Fully diluted book value per share was $15.25 at December 31, 2018, growth of 10.0% from $13.86 at December 31, 2017. Our trailing twelve month operating return on average equity (ROE)(14) was 14.6% as of December 31, 2018.

*NOTE: Unless specified otherwise, discussion of our fourth quarter 2018 and 2017 results do not include financial results from the Reciprocal Exchanges, which are presented within our consolidated financial results within this release but are not included in net income available to NGHC common stockholders.

Year-to-Date P&C Segment Notable Large Losses
2018 Quarter		P&C Notable Large Losses and LAE ($ millions)	P&C Loss Ratio Points*	EPS Impact After Tax
Q4	Hurricane Michael and November California Fires	$59.0	7.9%	$0.41
Q3	California Fires and Hurricane Florence	$35.0	4.7%	$0.25
Q2	Spring Weather-related and Texas Hail Events	$20.5	2.8%	$0.15
Q1	Northeastern Winter Weather	$14.2	2.0%	$0.10

* Loss ratio points related to P&C net earned premium in quarter the loss event was recorded.

Additional Items

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Auto quota share reduction. Effective January 1, 2019, we reduced the amount ceded under new and renewal auto policies written on or after January 1, 2019 on our auto quota share agreement to 7% from 15%.

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Revolving credit agreement. On February 25th, 2019, National General entered into a new credit agreement with a $340 million base revolving credit facility with a letter of credit sublimit of $150 million and a expansion feature of up to $50 million, replacing the previous $245 million base revolving credit facility. The credit agreement will bear interest at LIBOR plus 1.75% and a commitment fee of 0.225%, depending on our leverage ratio. There is currently $160 million outstanding under the new credit agreement.

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Class action lawsuit. National General is a defendant in a consolidated multi-district class action litigation alleging improper practices in the placement of insurance in the historical and no longer existing collateral protection insurance program for Wells Fargo. Management believes that the Company’s actions were, at all times, in compliance with applicable requirements and that the Company has a meritorious defense in litigation. The estimated probable net pre-tax impact to the company to resolve this matter is $10 million.

Conference Call

On Tuesday, February 26, 2019 at 9:30 AM ET, Chief Executive Officer Barry Karfunkel and Chief Financial Officer Mike Weiner will review results and discuss business conditions via a conference call that may be accessed as follows:

Toll-Free U.S. Dial-in:        800-346-7359
International Dial-in:        973-528-0008
Conference Entry Code:        986437
Webcast Registration:        http://ir.nationalgeneral.com/events-and-presentations

A replay of the conference call will be accessible from 2:00 PM ET on Tuesday, February 26, 2019 to 11:59 PM ET on Tuesday, March 12, 2019 by dialing either 800-332-6854 (toll-free) within the U.S. or 973-528-0005 outside the U.S. and entering passcode 986437. In addition, a replay of the webcast can also be retrieved at
http://ir.nationalgeneral.com/events-and-presentations.

About National General Holdings Corp.

National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best, and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, lender-placed, supplemental health and other niche insurance products.

Forward Looking Statements

This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate” and “believe” or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of investments, development of claims and the effect on loss reserves, large loss activity including hurricanes and wildfires, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, the effect of unpredictable catastrophic losses, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, the effects of tax reform, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with third party or vendor agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, and changes in asset valuations. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company’s filings with the Securities and Exchange Commission.

Income Statement - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2018				2017
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$1,175,687	$111,902	$1,287,589		$1,067,188	$97,994	$1,164,382	(G)
Net written premium	856,746	51,325	908,071		799,816	39,172	838,988
Net earned premium	898,479	45,752	944,231		843,034	46,605	889,639

Ceding commission income	48,495	17,226	65,721		19,229	5,623	24,852
Service and fee income	162,170	1,285	146,270	(A)	146,098	(1,864)	129,283	(H)
Net investment income	37,666	2,182	37,332	(B)	20,615	2,105	20,225	(I)
Net gain (loss) on investments	(4,689)	(2,100)	(6,789)		2,755	(10)	2,745
Total revenues	$1,142,121	$64,345	$1,186,765	(C)	$1,031,731	$52,459	$1,066,744	(J)

Expenses:
Loss and loss adjustment expense	$664,125	$36,297	$700,422		$625,862	$31,064	$656,926
Acquisition costs and other underwriting expenses	184,195	9,031	193,226		142,005	3,324	145,329
General and administrative expenses	242,340	21,724	246,879	(D)	228,601	18,540	232,190	(K)
Interest expense	12,650	2,516	12,650	(E)	12,496	2,495	12,496	(L)
Total expenses	$1,103,310	$69,568	$1,153,177	(F)	$1,008,964	$55,423	$1,046,941	(M)

Income (loss) before provision (benefit) for income taxes	$38,811	$(5,223)	$33,588		$22,767	$(2,964)	$19,803
Provision (benefit) for income taxes	12,595	2,628	15,223		24,822	(4,300)	20,522
Net income (loss) before non-controlling interest and dividends on preferred shares	26,216	(7,851)	18,365		(2,055)	1,336	(719)
Less: net income (loss) attributable to non-controlling interest	—	(7,851)	(7,851)		—	1,336	1,336
Net income (loss) before dividends on preferred shares	26,216	—	26,216		(2,055)	—	(2,055)
Less: dividends on preferred shares	8,867	—	8,867		7,875	—	7,875
Net income (loss) available to common stockholders	$17,349	$—	$17,349		$(9,930)	$—	$(9,930)

NOTES: Consolidated column includes eliminations as follows: (A) $(17,185), (B) $(2,516), (C) $(19,701), (D) $(17,185), (E) $(2,516), (F) $(19,701), || (G) $(800), (H) $(14,951), (I) $(2,495), (J) $(17,446), (K) $(14,951), (L) $(2,495) and (M) $(17,446).

Income Statement - Year to Date
$ in thousands
(Unaudited)

	Year Ended December 31,
	2018				2017
	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Revenues:
Gross written premium	$4,969,517	$448,923	$5,416,839	(A)	$4,375,414	$383,773	$4,755,985	(H)
Net written premium	3,644,148	183,565	3,827,713		3,401,946	175,649	3,577,595
Net earned premium	3,545,441	186,761	3,732,202		3,484,305	169,871	3,654,176

Ceding commission income	167,948	56,749	224,697		56,276	60,180	116,456
Service and fee income	625,463	5,751	561,583	(B)	552,580	5,794	502,927	(I)
Net investment income	119,852	8,875	119,034	(C)	102,229	9,325	101,950	(J)
Net gain (loss) on investments	(26,179)	(3,366)	(29,545)		40,640	6,123	46,763
Other income (expense)	—	—	—		(198)	—	(198)
Total revenues	$4,432,525	$254,770	$4,607,971	(D)	$4,235,832	$251,293	$4,422,074	(K)

Expenses:
Loss and loss adjustment expense	$2,499,508	$162,718	$2,662,226		$2,506,242	$119,840	$2,626,082
Acquisition costs and other underwriting expenses	693,283	41,983	735,266		622,269	50,160	672,429
General and administrative expenses	923,921	83,756	938,046	(E)	887,472	80,971	912,996	(L)
Interest expense	51,425	9,693	51,425	(F)	47,086	9,604	47,086	(M)
Total expenses	$4,168,137	$298,150	$4,386,963	(G)	$4,063,069	$260,575	$4,258,593	(N)

Income (loss) before provision (benefit) for income taxes	$264,388	$(43,380)	$221,008		$172,763	$(9,282)	$163,481
Provision (benefit) for income taxes	57,034	(3,550)	53,484		66,918	(5,645)	61,273
Net income (loss) before non-controlling interest and dividends on preferred shares	207,354	(39,830)	167,524		105,845	(3,637)	102,208
Less: net income (loss) attributable to non-controlling interest	—	(39,830)	(39,830)		—	(3,637)	(3,637)
Net income before dividends on preferred shares	207,354	—	207,354		105,845	—	105,845
Less: dividends on preferred shares	32,492	—	32,492		31,500	—	31,500
Net income available to common stockholders	$174,862	$—	$174,862		$74,345	$—	$74,345

NOTES: Consolidated column includes eliminations as follows: (A) $(1,601), (B) $(69,631), (C) $(9,693), (D) $(79,324), (E) $(69,631), (F) $(9,693), (G) $(79,324), || (H) $(3,202), (I) $(55,447), (J) $(9,604), (K) $(65,051), (L) $(55,447), (M) $(9,604) and (N) $(65,051).

Earnings and Per Share Data
$ in thousands, except shares and per share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss) available to common stockholders	$17,349	$(9,930)	$174,862	$74,345
Basic net income (loss) per common share	$0.16	$(0.09)	$1.62	$0.70
Diluted net income (loss) per common share	$0.16	$(0.09)	$1.59	$0.68

Operating earnings attributable to NGHC (non-GAAP)(1)	$33,590	$29,974	$231,495	$118,065
Basic operating earnings per common share (non-GAAP)(1)	$0.31	$0.28	$2.15	$1.11
Diluted operating earnings per common share (non-GAAP)(1)	$0.30	$0.28	$2.09	$1.09

Dividends declared per common share	$0.04	$0.04	$0.16	$0.16

Weighted average number of basic shares outstanding	109,782,543	106,682,586	107,659,813	106,588,402
Weighted average number of diluted shares outstanding	112,947,180	108,793,184	110,822,056	108,752,262
Shares outstanding, end of period	112,940,595	106,697,648
Fully diluted shares outstanding, end of period	116,105,232	108,808,246
Book value per share	$15.68	$14.14
Fully diluted book value per share	$15.25	$13.86

Reconciliation of Net Income to Operating Earnings (Non-GAAP)
$ in thousands, except per share data
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income (loss) available to common stockholders	$17,349	$(9,930)	$174,862	$74,345
Add (subtract):
Net (gain) loss on investments	4,689	(2,755)	26,179	(40,640)
Other (income) expense	10,000	—	10,000	198
Equity in (earnings) losses of equity method investments	(3,144)	7,537	(165)	8,795
Non-cash impairment of goodwill (non-deductible)	—	4,884	—	4,884
Non-cash amortization of intangible assets	7,926	9,428	31,323	51,729
Income tax expense (benefit)	(3,230)	(4,973)	(10,704)	(7,029)
Tax reform impact	—	25,783	—	25,783
Operating earnings attributable to NGHC (non-GAAP)(1)	$33,590	$29,974	$231,495	$118,065

Operating earnings per common share (non-GAAP):
Basic operating earnings per common share (non-GAAP)	$0.31	$0.28	$2.15	$1.11
Diluted operating earnings per common share (non-GAAP)	$0.30	$0.28	$2.09	$1.09

Balance Sheet
$ in thousands
(Unaudited)

	December 31, 2018				December 31, 2017
ASSETS	NGHC	Reciprocal Exchanges	Consolidated		NGHC	Reciprocal Exchanges	Consolidated
Total investments (2)	$4,013,699	$314,411	$4,226,806	(A)	$3,411,730	$327,213	$3,649,788	(H)
Cash and cash equivalents, including restricted cash	233,383	200	233,583		351,433	6,051	357,484
Premiums and other receivables, net	1,338,485	61,327	1,399,812		1,268,330	56,792	1,324,321	(I)
Reinsurance activity (3)	2,023,911	253,501	2,277,412		1,616,103	195,184	1,811,287
Intangible assets, net	376,532	3,405	379,937		400,385	3,685	404,070
Goodwill	180,183	—	180,183		174,153	—	174,153
Other (4)	739,068	27,879	741,547	(B)	705,321	29,174	718,640	(J)
Total assets	$8,905,261	$660,723	$9,439,280	(C)	$7,927,455	$618,099	$8,439,743	(K)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Unpaid loss and loss adjustment expense reserves	$2,778,689	$178,470	$2,957,159		$2,520,204	$143,353	$2,663,557
Unearned premiums and other revenue	2,014,965	265,763	2,280,728		1,807,210	225,395	2,032,605
Reinsurance payable	615,872	40,393	656,265		329,772	69,076	398,047	(L)
Accounts payable and accrued expenses (5)	390,338	33,120	398,058	(D)	390,507	24,682	399,334	(M)
Debt	675,449	101,304	675,449	(E)	713,710	89,155	713,710	(N)
Other	209,110	61,640	270,750		237,483	41,582	279,065
Total liabilities	$6,684,423	$680,690	$7,238,409	(F)	$5,998,886	$593,243	$6,486,318	(O)
Stockholders’ equity:
Common stock (6)	$1,129	$—	$1,129		$1,067	$—	$1,067
Preferred stock (7)	450,000	—	450,000		420,000	—	420,000
Additional paid-in capital	1,057,783	—	1,057,783		917,751	—	917,751
Accumulated other comprehensive income (loss)	(52,130)	—	(52,130)		(8,112)	—	(8,112)
Retained earnings	764,056	—	764,056		597,863	—	597,863
Total National General Holdings Corp. stockholders’ equity	2,220,838	—	2,220,838		1,928,569	—	1,928,569
Non-controlling interest	—	(19,967)	(19,967)		—	24,856	24,856
Total stockholders’ equity	$2,220,838	$(19,967)	$2,200,871		$1,928,569	$24,856	$1,953,425
Total liabilities and stockholders’ equity	$8,905,261	$660,723	$9,439,280	(G)	$7,927,455	$618,099	$8,439,743	(P)

NOTES: Consolidated column includes eliminations as follows: (A) $(101,304), (B) $(25,400), (C) $(126,704), (D) $(25,400), (E) $(101,304), (F) $(126,704), (G) $(126,704), || (H) $(89,155), (I) $(801), (J) $(15,855), (K) $(105,811), (L) $(801), (M) $(15,855), (N) $(89,155), (O) $(105,811) and (P) $(105,811).

Segment Information - Fourth Quarter
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$1,012,138	$163,549	$1,175,687	$111,902	$929,981	$137,207	$1,067,188	$97,994
Net written premium	716,394	140,352	856,746	51,325	674,080	125,736	799,816	39,172
Net earned premium	747,457	151,022	898,479	45,752	709,256	133,778	843,034	46,605

Ceding commission income	42,281	6,214	48,495	17,226	19,000	229	19,229	5,623
Service and fee income	110,776	51,394	162,170	1,285	99,292	46,806	146,098	(1,864)
Total underwriting revenues	$900,514	$208,630	$1,109,144	$64,263	$827,548	$180,813	$1,008,361	$50,364

Loss and loss adjustment expense (A)	595,144	68,981	664,125	36,297	545,726	80,136	625,862	31,064
Acquisition costs and other underwriting expenses	135,968	48,227	184,195	9,031	99,201	42,804	142,005	3,324
General and administrative expenses (B)	178,797	53,543	232,340	21,724	179,622	48,979	228,601	18,540
Total underwriting expenses	$909,909	$170,751	$1,080,660	$67,052	$824,549	$171,919	$996,468	$52,928

Underwriting income (loss)	(9,395)	37,879	28,484	(2,789)	2,999	8,894	11,893	(2,564)
Non-cash impairment of goodwill	—	—	—	—	4,884	—	4,884	—
Non-cash amortization of intangible assets	5,835	2,091	7,926	111	4,852	4,576	9,428	(27)
Underwriting income (loss) before amortization and impairment	$(3,560)	$39,970	$36,410	$(2,678)	$12,735	$13,470	$26,205	$(2,591)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	79.6%	45.7%	73.9%	79.3%	76.9%	59.9%	74.2%	66.7%
Operating expense ratio (Non-GAAP) (9,10)	21.6%	29.2%	22.9%	26.8%	22.6%	33.4%	24.4%	38.8%
Combined ratio (Non-GAAP) (9,11)	101.2%	74.9%	96.8%	106.1%	99.5%	93.3%	98.6%	105.5%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	79.6%	45.7%	73.9%	79.3%	76.9%	59.9%	74.2%	66.7%
Operating expense ratio (Non-GAAP) (9,12)	20.9%	27.9%	22.0%	26.5%	21.3%	30.0%	22.7%	38.9%
Combined ratio before amortization and impairment (Non-GAAP) (9,13)	100.5%	73.6%	95.9%	105.8%	98.2%	89.9%	96.9%	105.6%

NOTE: (A) Loss and loss adjustment expenses for the three months ended December 31, 2018 included $8,558 of unfavorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $6,354 of favorable development in the A&H segment, versus $8,096 of unfavorable development in the P&C segment, and $1,280 of unfavorable development in the A&H segment for the three months ended December 31, 2017. (B) General and administrative expenses includes expenses allocated to segments only.

Segment Information - Year to Date
$ in thousands
(Unaudited)

	Year Ended December 31,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Gross written premium	$4,271,408	$698,109	$4,969,517	$448,923	$3,794,012	$581,402	$4,375,414	$383,773
Net written premium	3,017,609	626,539	3,644,148	183,565	2,866,650	535,296	3,401,946	175,649
Net earned premium	2,929,028	616,413	3,545,441	186,761	2,951,022	533,283	3,484,305	169,871

Ceding commission income	160,945	7,003	167,948	56,749	55,263	1,013	56,276	60,180
Service and fee income	439,483	185,980	625,463	5,751	397,966	154,614	552,580	5,794
Total underwriting revenues	$3,529,456	$809,396	$4,338,852	$249,261	$3,404,251	$688,910	$4,093,161	$235,845

Loss and loss adjustment expense (A)	2,178,163	321,345	2,499,508	162,718	2,187,779	318,463	2,506,242	119,840
Acquisition costs and other underwriting expenses	508,557	184,726	693,283	41,983	467,390	154,879	622,269	50,160
General and administrative expenses (B)	712,113	201,808	913,921	83,756	715,975	171,497	887,472	80,971
Total underwriting expenses	$3,398,833	$707,879	$4,106,712	$288,457	$3,371,144	$644,839	$4,015,983	$250,971

Underwriting income (loss)	130,623	101,517	232,140	(39,196)	33,107	44,071	77,178	(15,126)
Non-cash impairment of goodwill	—	—	—	—	4,884	—	4,884	—
Non-cash amortization of intangible assets	23,960	7,363	31,323	44	42,858	8,871	51,729	6,882
Underwriting income (loss) before amortization and impairment	$154,583	$108,880	$263,463	$(39,152)	$80,849	$52,942	$133,791	$(8,244)

Underwriting ratios
Loss and loss adjustment expense ratio (8)	74.4%	52.1%	70.5%	87.1%	74.1%	59.7%	71.9%	70.5%
Operating expense ratio (Non-GAAP) (9,10)	21.2%	31.4%	23.0%	33.9%	24.7%	32.0%	25.9%	38.4%
Combined ratio (Non-GAAP) (9,11)	95.6%	83.5%	93.5%	121.0%	98.8%	91.7%	97.8%	108.9%

Underwriting ratios (before amortization and impairment)
Loss and loss adjustment expense ratio (8)	74.4%	52.1%	70.5%	87.1%	74.1%	59.7%	71.9%	70.5%
Operating expense ratio (Non-GAAP) (9,12)	20.4%	30.2%	22.1%	33.8%	23.1%	30.4%	24.2%	34.3%
Combined ratio before amortization and impairment (Non-GAAP) (9,13)	94.8%	82.3%	92.6%	120.9%	97.2%	90.1%	96.1%	104.8%

NOTE: (A) Loss and loss adjustment expenses for the year ended December 31, 2018 included $4,760 of favorable development on prior accident year loss and loss adjustment expense reserves in the P&C segment, and $30,977 of favorable development in the A&H segment, versus $15,273 of unfavorable development in the P&C segment, and $8,826 of favorable development in the A&H segment for the year ended December 31, 2017.
(B) General and administrative expenses includes expenses allocated to segments only.

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$909,909	$170,751	$1,080,660	$67,052	$824,549	$171,919	$996,468	$52,928
Less: Loss and loss adjustment expense	595,144	68,981	664,125	36,297	545,726	80,136	625,862	31,064
Less: Ceding commission income	42,281	6,214	48,495	17,226	19,000	229	19,229	5,623
Less: Service and fee income	110,776	51,394	162,170	1,285	99,292	46,806	146,098	(1,864)
Operating expense	161,708	44,162	205,870	12,244	160,531	44,748	205,279	18,105
Net earned premium	$747,457	$151,022	$898,479	$45,752	$709,256	$133,778	$843,034	$46,605
Operating expense ratio (Non-GAAP)	21.6%	29.2%	22.9%	26.8%	22.6%	33.4%	24.4%	38.8%

Total underwriting expenses	$909,909	$170,751	$1,080,660	$67,052	$824,549	$171,919	$996,468	$52,928
Less: Loss and loss adjustment expense	595,144	68,981	664,125	36,297	545,726	80,136	625,862	31,064
Less: Ceding commission income	42,281	6,214	48,495	17,226	19,000	229	19,229	5,623
Less: Service and fee income	110,776	51,394	162,170	1,285	99,292	46,806	146,098	(1,864)
Less: Non-cash impairment of goodwill	—	—	—	—	4,884	—	4,884	—
Less: Non-cash amortization of intangible assets	5,835	2,091	7,926	111	4,852	4,576	9,428	(27)
Operating expense before amortization and impairment	155,873	42,071	197,944	12,133	150,795	40,172	190,967	18,132
Net earned premium	$747,457	$151,022	$898,479	$45,752	$709,256	$133,778	$843,034	$46,605
Operating expense ratio before amortization and impairment (Non-GAAP)	20.9%	27.9%	22.0%	26.5%	21.3%	30.0%	22.7%	38.9%

Reconciliation of Operating Expense Ratio (Non-GAAP)
$ in thousands
(Unaudited)

	Year Ended December 31,
	2018				2017
	P&C	A&H	NGHC	Reciprocal Exchanges	P&C	A&H	NGHC	Reciprocal Exchanges
Total underwriting expenses	$3,398,833	$707,879	$4,106,712	$288,457	$3,371,144	$644,839	$4,015,983	$250,971
Less: Loss and loss adjustment expense	2,178,163	321,345	2,499,508	162,718	2,187,779	318,463	2,506,242	119,840
Less: Ceding commission income	160,945	7,003	167,948	56,749	55,263	1,013	56,276	60,180
Less: Service and fee income	439,483	185,980	625,463	5,751	397,966	154,614	552,580	5,794
Operating expense	620,242	193,551	813,793	63,239	730,136	170,749	900,885	65,157
Net earned premium	$2,929,028	$616,413	$3,545,441	$186,761	$2,951,022	$533,283	$3,484,305	$169,871
Operating expense ratio (Non-GAAP)	21.2%	31.4%	23.0%	33.9%	24.7%	32.0%	25.9%	38.4%

Total underwriting expenses	$3,398,833	$707,879	$4,106,712	$288,457	$3,371,144	$644,839	$4,015,983	$250,971
Less: Loss and loss adjustment expense	2,178,163	321,345	2,499,508	162,718	2,187,779	318,463	2,506,242	119,840
Less: Ceding commission income	160,945	7,003	167,948	56,749	55,263	1,013	56,276	60,180
Less: Service and fee income	439,483	185,980	625,463	5,751	397,966	154,614	552,580	5,794
Less: Non-cash impairment of goodwill	—	—	—	—	4,884	—	4,884	—
Less: Non-cash amortization of intangible assets	23,960	7,363	31,323	44	42,858	8,871	51,729	6,882
Operating expense before amortization and impairment	596,282	186,188	782,470	63,195	682,394	161,878	844,272	58,275
Net earned premium	$2,929,028	$616,413	$3,545,441	$186,761	$2,951,022	$533,283	$3,484,305	$169,871
Operating expense ratio before amortization and impairment (Non-GAAP)	20.4%	30.2%	22.1%	33.8%	23.1%	30.4%	24.2%	34.3%

Premiums by Business Line
$ in thousands
(Unaudited)

	Three Months Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2018	2017	Change	2018	2017	Change	2018	2017	Change
Property & Casualty
Personal Auto	$619,180	$574,179	7.8%	$474,173	$437,908	8.3%	$490,874	$450,552	8.9%
Homeowners	164,698	139,848	17.8%	75,830	57,423	32.1%	87,689	66,968	30.9%
RV/Packaged	43,967	40,195	9.4%	43,806	39,737	10.2%	51,347	46,182	11.2%
Small Business Auto	72,851	70,396	3.5%	52,142	50,495	3.3%	59,285	57,998	2.2%
Lender-placed insurance	103,061	94,263	9.3%	67,439	83,186	(18.9)%	53,182	80,005	(33.5)%
Other	8,381	11,100	(24.5)%	3,004	5,331	(43.7)%	5,080	7,551	(32.7)%
Property & Casualty	1,012,138	929,981	8.8%	716,394	674,080	6.3%	747,457	709,256	5.4%

Accident & Health	163,549	137,207	19.2%	140,352	125,736	11.6%	151,022	133,778	12.9%
Total National General	$1,175,687	$1,067,188	10.2%	$856,746	$799,816	7.1%	$898,479	$843,034	6.6%

Reciprocal Exchanges
Personal Auto	$36,527	$30,424	20.1%	$20,899	$17,052	22.6%	$21,111	$18,042	17.0%
Homeowners	74,421	66,844	11.3%	30,049	21,649	38.8%	24,228	28,115	(13.8)%
Other	954	726	31.4%	377	471	(20.0)%	413	448	(7.8)%
Reciprocal Exchanges	$111,902	$97,994	14.2%	$51,325	$39,172	31.0%	$45,752	$46,605	(1.8)%

Consolidated Total (A)	$1,287,589	$1,164,382	10.6%	$908,071	$838,988	8.2%	$944,231	$889,639	6.1%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(254) in Personal Auto and $(546) in Homeowners Gross Written Premium in 2017, respectively.

Premiums by Business Line
$ in thousands
(Unaudited)

	Year Ended December 31,
	Gross Written Premium			Net Written Premium			Net Earned Premium
	2018	2017	Change	2018	2017	Change	2018	2017	Change
Property & Casualty
Personal Auto	$2,637,743	$2,335,958	12.9%	$2,016,858	$1,824,932	10.5%	$1,927,667	$1,828,304	5.4%
Homeowners	689,040	560,909	22.8%	331,120	275,013	20.4%	329,850	349,709	(5.7)%
RV/Packaged	208,394	187,475	11.2%	206,740	185,993	11.2%	197,258	175,888	12.1%
Small Business Auto	319,299	316,958	0.7%	233,456	246,072	(5.1)%	237,587	251,576	(5.6)%
Lender-placed insurance	363,056	345,354	5.1%	202,069	313,124	(35.5)%	215,811	321,995	(33.0)%
Other	53,876	47,358	13.8%	27,366	21,516	27.2%	20,855	23,550	(11.4)%
Property & Casualty	4,271,408	3,794,012	12.6%	3,017,609	2,866,650	5.3%	2,929,028	2,951,022	(0.7)%

Accident & Health	698,109	581,402	20.1%	626,539	535,296	17.0%	616,413	533,283	15.6%
Total National General	$4,969,517	$4,375,414	13.6%	$3,644,148	$3,401,946	7.1%	$3,545,441	$3,484,305	1.8%

Reciprocal Exchanges
Personal Auto	$153,129	$132,844	15.3%	$61,759	$68,292	(9.6)%	$59,923	$66,565	(10.0)%
Homeowners	291,907	247,460	18.0%	120,875	105,536	14.5%	125,806	101,648	23.8%
Other	3,887	3,469	12.0%	931	1,821	(48.9)%	1,032	1,658	(37.8)%
Reciprocal Exchanges	$448,923	$383,773	17.0%	$183,565	$175,649	4.5%	$186,761	$169,871	9.9%

Consolidated Total (A)	$5,416,839	$4,755,985	13.9%	$3,827,713	$3,577,595	7.0%	$3,732,202	$3,654,176	2.1%

NOTES: (A) Consolidated Total includes eliminations between National General and the Reciprocal Exchanges of $(567) in Personal Auto and $(1,034) in Homeowners Gross Written Premium in 2018, respectively, and $(1,120) in Personal Auto and $(2,082) in Homeowners Gross Written Premium in 2017, respectively.

Additional Disclosures

(1) References to operating earnings and basic and diluted operating earnings per share (“EPS”) are non-GAAP financial measures defined by the Company as net income/loss and basic and diluted earnings per share excluding after-tax net gain or loss on investments (including foreign exchange gain or loss), other-than-temporary impairment losses, earnings or losses of equity method investments (related parties), deferred tax asset impairment, non-cash impairment of goodwill and non-cash amortization of intangible assets, and any significant non-recurring or infrequent items that may not be indicative of ongoing operations. The Company believes operating earnings and basic and diluted operating EPS are relevant measures of the Company’s profitability because operating earnings and basic and diluted operating EPS contain the components of net income upon which the Company’s management has the most influence and excludes factors outside management’s direct control and non-recurring items. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(2) Total investments includes $233,723 and $347,548 in related parties at December 31, 2018 and December 31, 2017, respectively.
(3) Reinsurance activity includes $7,425 and $15,688 from related parties at December 31, 2018 and December 31, 2017, respectively.
(4) Other includes $2,362 and $2,334 from related parties at December 31, 2018 and December 31, 2017, respectively.
(5) Accounts payable and accrued expenses includes $69,874 and $140,057 to related parties at December 31, 2018 and December 31, 2017, respectively.
(6) Common stock: $0.01 par value - authorized 150,000,000 shares, issued and outstanding 112,940,595 shares - December 31, 2018; authorized 150,000,000 shares, issued and outstanding 106,697,648 shares - December 31, 2017.
(7) Preferred stock: $0.01 par value - authorized 10,000,000 shares, issued and outstanding 2,565,120 shares - December 31, 2018; authorized 10,000,000 shares, issued and outstanding 2,565,000 shares - December 31, 2017.
(8) Loss and loss adjustment expense ratio is calculated by dividing loss and loss adjustment expense by net earned premium.
(9) Operating expense ratio and combined ratio are considered non-GAAP financial measures under applicable SEC rules because a component of those ratios, operating expense, is calculated by offsetting acquisition and other underwriting costs and general and administrative expenses by ceding commission income, service and fee income and significant corporate litigation expenses. Management uses operating expense ratio (non-GAAP) and combined ratio (non-GAAP) to evaluate financial performance against historical results and establish targets on a consolidated basis. The Company believes this presentation enhances the understanding of our results by eliminating what we believe are volatile and unusual events and presenting the ratios with what we believe are the underlying run rates of the business. Other companies may calculate these measures differently, and, therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(10) Operating expense ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing operating expense by net earned premium. Operating expense consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income, service and fee income and significant corporate litigation expenses. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(11) Combined ratio is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General.

(12) Operating expense ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by dividing the operating expense before amortization and impairment by net earned premium. Operating expense before amortization and impairment consists of the sum of acquisition and other underwriting costs and general and administrative expenses less ceding commission income, service and fee income and significant corporate litigation expenses less non-cash amortization of intangible assets and non-cash impairment of goodwill. The ratio is used as an indicator of the Company’s efficiency in acquiring and servicing its business. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(13) Combined ratio before amortization and impairment is a non-GAAP measure defined by the Company, that is commonly used in the insurance industry. The Company calculates the ratio by adding the loss and loss adjustment expense ratio and the operating expense ratio before amortization and impairment (non-GAAP) together. The ratio is used as an indicator of the Company’s underwriting discipline, efficiency in acquiring and servicing its business, and overall underwriting profit. A combined ratio under 100% generally indicates an underwriting profit, while over 100% an underwriting loss. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.
(14) Trailing twelve month operating return on average equity is the ratio of the previous twelve months operating earnings (non-GAAP) to average shareholders’ equity for the periods presented. Average shareholders’ equity is the sum of the shareholders’ equity excluding preferred stock at the beginning and end of the period presented divided by two. In the opinion of the Company’s management this ratio is an important indicator of how well management creates value for its shareholders through its operating activities and capital management. Other companies may calculate these measures differently, and therefore, their measures may not be comparable to those used by National General. Please see the Non-GAAP Financial Measures table within this release for the reconciliation of net income to operating earnings, which is the Non-GAAP component of the operating return on average equity.
(15) Combined ratio excluding losses from various Q4'18 weather-related events, and is calculated by taking the combined ratio as defined in Note 13, and adjusting it to exclude the total net losses of $59.0 million from these events. The company believes this measure enhances investors’ understanding of our results by eliminating what we believe are volatile and unusual events.

	Q4'18 Combined Ratio	Impact of Q4'18 Weather-related Events	Q4'18 Combined Ratio Excluding Weather-related Events
P&C Segment	100.5%	7.9%	92.6%

Overall NGHC	95.9%	6.6%	89.3%

Investor Contact

Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com